Exhibit 10.13

Summary of Relocation Arrangement
between NetBank, Inc. and Douglas K. Freeman

Date:                    November 2004

In connection with Mr. Freeman’s relocation from Atlanta to Jacksonville, the Company agreed to purchase from Mr. Freeman a condominium located in Atlanta used by him as his residence.  The purchase price was $1,759,430, representing the $1,7450,000 appraised value of the condominium plus $9,430, which was the amount Mr. Freeman had incurred in capital improvements on the condominium.